UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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2seventy bio, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2024

2seventy bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 20, 2024, the board of directors (the “Board”) of 2seventy bio, Inc. (the “Company”), upon the recommendation of the Board’s nominating and corporate governance committee, appointed Eli Casdin to the Board as a Class III director and Charles Newton to the Board as a Class I director.

In connection with the appointment, on March 20, 2024, the Company granted to each of Mr. Casdin and Mr. Newton a stock option to purchase up to 33,400 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price equal to the closing price per share of the Common Stock on the Nasdaq Global Select Market on March 20, 2024. Each of Mr. Casdin and Mr. Newton was also granted restricted stock units for 16,600 shares of Common Stock. The stock options and restricted stock units vest ratably over three years in annual installments from the date of grant, subject to continued service through the applicable vesting date.

Neither Mr. Casdin nor Mr. Newton is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements of understandings between either of Mr. Casdin or Mr. Newton and any other persons pursuant to which he was elected as a director.

Item 8.01 Other Events.

On March 20, 2024, the Company issued a press release announcing the appointment of Mr. Casdin and Mr. Newton to the Board. The press release also discloses that Engine Capital LP, one of the Company’s stockholders, nominated two candidates, Robert Frankfurt and David Sgro, for election to the Board at the Company’s 2024 annual meeting of stockholders. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by 2seventy bio, Inc. on March 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2024	2seventy bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Operating Officer
(Principal Financial and Accounting Officer)